DEVELOPMENT SERVICES AGREEMENT


     THIS DEVELOPMENT SERVICES AGREEMENT (this "Agreement") entered into this 5th day of December, 1997, between Mayfair at Great Neck, LLC ("Owner"), a New York limited liability company and CareMatrix of Massachusetts, Inc. ("CareMatrix"), a Delaware corporation, and Hassett-Belfer Senior Housing & Services, LLC ("HBSH"), a New York limited liability company (collectively, the "Developer").

                                   WITNESSETH:

     WHEREAS, Owner owns the property located at 96 Cuttermill Road, Great Neck, New York and desires to develop a 148 unit senior housing facility on such property (the "Project"); and

     WHEREAS, Owner wishes to engage the Developer to provide such development services as are set forth in this Agreement and Developer wishes to accept such engagement upon all terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the murual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

               ENGAGEMENT OF DEVELOPER; PAYMENT FOR SERVICES; TERM

     1.1. Engagement of Developer. Owner hereby engages Developer as developer of the Project on the terms and conditions provided for in this Agreement. Owner authorizes Developer to exercise, subject to the terms and conditions of this Agreement, such powers as may be necessary and appropriate for the development of the Project. Developer hereby accepts such engagement and agrees to perform the Development Services and other undertakings set forth in this Agreement.


     1.2. Payment for Services. Owner shall pay CareMatrix $700,000.00 and HBSH $700,000.00 (of which Owner shall pay HBSH and CareMatrix $250,000.00 each, on the date hereof) for the Development Services provided by the Developer under this Agreement. Payment shall be made in accordance with the terms of the Reimbursement Agreement, of even date herewith, between Owner and Manufacturers and Traders Trust Company.


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     1.3 Term. The term of this Agreement shall begin on the date of execution of this Agreement and shall continue in full force and effect until the Project has been substantially completed.


                                   ARTICLE II
                               DUTIES OF DEVELOPER

     2.1. Generally. Developer shall carry out the responsibilities and obligations set forth in this Agreement using its best skill and judgement and in accordance with good development standards for comparable projects in the State of New York. Developer agrees to use all reasonable efforts to perform its duties and obligations under this Agreement in an efficient, expeditious and economical manner and consistent with the best interests of the Project. Without limiting the generality of the foregoing, Developer shall provide to Owner the specific services hereinafter set forth.

     2.2. Developer's Services. Developer's obligations under this Agreement shall include, but not be limited to, the following services with respect to the planning, design and development of the Project:

          (a) Developer shall use all reasonable efforts to obtain (or to cause the appropriate contractors and consultants to obtain) all required building, construction, environmental and other permits, approvals, certificates, licenses, consents and authorizations, including any zoning approvals, necessary to initiate, continue and complete development of the Project.

          (b) Developer generally shall perform such other acts and things as may be reasonably required for coordinating, monitoring, administering and supervising the full and complete planning, design, construction and development of the Project, including, without limitation, complete interior design of the Project and all pre-opening marketing of the Project.

          (c) Developer shall make necessary recommendations and shall otherwise assist Owner in making decisions respecting all Project development requirements, in accordance with all requirements, including: (A) time phasing of the development; (B) design of public areas in all improvements; (C) design of all services areas in all Improvements; (D) parking facilities; (E) landscaping; (F) selection of special building features to accommodate special building needs; and (G) obtaining all required insurance and bonds.

     2.3. Service Contracts. (a) Subject to Owner's consent, Developer shall be responsible for selecting and managing all accountants, architects, engineers, public relations


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                                        3

specialists, lobbyists, legal counsel, leasing agents, environmental specialists and other service providers for the Project.


                                   ARTICLE III
                                   ASSIGNMENT

     Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which may be granted or denied in its sole discretion.


                                   ARTICLE IV
                                 INDEMNIFICATION

     Developer shall indemnify, defend and hold harmless Owner and its shareholders, officers, directors and employees from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, without limitation reasonable attorneys' fees and disbursements), arising out of the bad faith, gross negligence, willful misconduct or misapplication of funds of Developer, its officers, directors, agents, employees. The provisions of this Article IV shall survive the termination of this Agreement.


                                    ARTICLE V
                                  MISCELLANEOUS

     5.1. Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings between them relating to the subject matter hereof other than as set forth herein. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and permitted assigns. This Agreement may only be changed by written instrument signed by duly authorized representatives or officers of the panics hereto.

     5.2. Severability. If any term, provision or condition of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, provision or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision or condition shall be valid and enforceable to the fullest extent permitted by law.


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                                        4

     5.3. Waiver. The failure of either party to this Agreement to insist upon the strict or timely performance of any of the other parry's obligations hereunder or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of any such obligation, right, remedy or election, but the same shall continue and remain in full force and effect.

     5.4. Supplemental Documents. Recognizing that the implementation of the provisions hereof with respect to various actions of the parties may require the execution of supplemental documents the precise nature of which cannot now be determined, each of the parties agrees to assent to, execute and deliver such other and further documents as may reasonably be required by the other party hereto so long as such other and further documents are consistent with the terms and provisions hereof, shall not impose additional obligations on any party, shall not deprive any party of the privileges herein granted to it and shall be in furtherance of the intent and purposes of this Agreement.

     5.5. Governing law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     5.6 No Partnership. This Agreement does not create a partnership, limited liability company or other joint venture between the parties.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                       MAYFAIR AT GREAT NECK, LLC



                                       By: /s/ [ILLEGIBLE]
                                           --------------------------
                                           Name
                                           Authorized Signatory




                                        CAREMATRIX OF MASSACHUSETTS, INC.


                                       By: /s/ [ILLEGIBLE]
                                           --------------------------
                                           Name:
                                           Title




                                       HASSETT-BELFER SENIOR HOUSING &
                                       SERVICES, LLC


                                       By: /s/ [ILLEGIBLE]
                                           --------------------------
                                           Name:
                                           Title